Exhibit 99.1

AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN

Heska Corporation
1997 Stock Incentive Plan
Most Recently Amended and Restated effective March 7, 2018
Table of Contents

ARTICLE 1. INTRODUCTION		1

ARTICLE 2. ADMINISTRATION		1
2.1	Committee Composition	1
2.2	Committee Responsibilities	2

ARTICLE 3. SHARES AVAILABLE FOR GRANTS		2
3.1	Basic Limitation	2
3.2	Additional Shares	2

ARTICLE 4. ELIGIBILITY		2
4.1	Nonstatutory Stock Options and Restricted Shares	2
4.2	Incentive Stock Options	2

ARTICLE 5. OPTIONS		3
5.1	Stock Option Agreement	3
5.2	Number of Shares	3
5.3	Exercise Price	3
5.4	Exercisability and Term	3
5.5	Effect of Change in Control	3
5.6	Modification or Assumption of Options	3

ARTICLE 6. PAYMENT FOR OPTION SHARES		4
6.1	General Rule	4
6.2	Surrender of Stock	4
6.3	Exercise/Sale	4
6.4	[Reserved]	4
6.5	[Reserved]	4
6.6	Other Forms of Payment	4

ARTICLE 7. CLAWBACK		4

ARTICLE 8. RESTRICTED SHARES		5
8.1	Time, Amount and Form of Awards	5
8.2	Payment for Awards	5
8.3	Vesting Conditions	5
8.4	Voting and Dividend Rights	5
8.5	Section 162(m) Performance Restrictions	6
8.6	Minimum Vesting Requirement	8

ARTICLE 9. PROTECTION AGAINST DILUTION		8
9.1	Adjustments	8

9.2	Dissolution or Liquidation	9
9.3	Reorganizations	9

ARTICLE 10. AWARDS UNTER OTHER PLANS		9

ARTICLE 11. LIMITATION ON RIGHTS		9
11.1	Retention Rights	9
11.2	Stockholders' Rights	9
11.3	Regulatory Requirements	9

ARTICLE 12. WITHHOLDING TAXES; PARACHUTE PAYMENTS		10
12.1	General	10
12.2	Section 280G	10

ARTICLE 13. FUTURE OF THE PLAN		10
13.1	Term of the Plan	10
13.2	Performance Awards	11

ARTICLE 14. DEFINITIONS		11

ARTICLE 15. EXECUTION		14

HESKA CORPORATION
1997 STOCK INCENTIVE PLAN
Most Recently Amended and Restated Effective March 7, 2018
ARTICLE 1.
INTRODUCTION.

The Plan was originally adopted by the Board effective March 15, 1997, and was subsequently amended and/or restated as of March 6, 2007, May 5, 2009, February 22, 2012, March 25, 2014, and May 6, 2014, and March 28, 2016. The number of Common Shares available for issuance and subject to Awards under the Plan was adjusted in connection with completion of the Company’s 1-for-10 Reverse Stock Split on December 30, 2010. Effective March 7, 2018, the Board hereby adopts this amended and restated plan subject to stockholder approval. If stockholder approval is not obtained within 12 months, this amended and restated plan will be of no further effect and the form of the Plan as of March 28, 2016 will be effective in accordance with its terms.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may constitute incentive stock options or nonstatutory stock options).
The Plan shall be governed by, and construed in accordance with, the laws of the State of Colorado (except its choice-of-law provisions).
ARTICLE 2.
ADMINISTRATION.

2.1
Committee Composition. Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a)
Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b)	Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

2.2
COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may amend or modify any outstanding Awards in any manner to the extent the Committee would have had the authority under the Plan initially to make such Awards as so amended or modified. The Committee’s determinations under the Plan shall be final and binding on all persons.

ARTICLE 3.
SHARES AVAILABLE FOR GRANTS.

3.1
BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares, or shares reacquired by the Company in any manner. The number of shares stated in this Section 3.1 as available for the grant of Awards is subject to adjustment in accordance with Article 9. As of March 7, 2018, the aggregate number of Common Shares cumulatively authorized by the Company’s stockholders for issuance as Options and Restricted Shares under the Plan was 2,635,130. Of that total, as of March 7, 2018, Previously Issued Awards have been issued covering 2,578,093 Common Shares, leaving 57,037 Common Shares for the issuance of Options and Restricted Shares. With this amendment and restatement of the Plan, the Company’s Board and stockholders have approved an increase of 250,000 in the aggregate number of Common Shares available for Awards under the Plan, to a new total of 2,885,130. Notwithstanding the foregoing, the additional 250,000 Common Shares the Company’s Board and stockholders approved for awards under the Plan as of March 7, 2018 will not be available for issuance with respect to any Award granted prior to November 2, 2017.

3.2
ADDITIONAL SHARES. Any shares of Common Stock subject to an Award that is canceled, forfeited or expires prior to exercise or realization, either in full or in part, shall again become available for issuance under the Plan as ISOs or any type of Award. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, or (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation.

ARTICLE 4.
ELIGIBILITY.

4.1	NONSTATUTORY STOCK OPTIONS AND RESTRICTED SHARES. Only Employees, Outside Directors and Consultants shall be eligible for the grant of NQOs and Restricted Shares.

4.2
INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

ARTICLE 5.
OPTIONS.

5.1
STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NQO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee’s other compensation.

5.2
NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 50,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

5.3
EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NQO shall in no event be less than 85% of the Fair Market Value of a Common Share on the date of grant. In the case of an NQO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NQO is outstanding.

5.4
EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. NQOs may also be awarded in combination with Restricted Shares, and such an Award may provide that the NQOs will not be exercisable unless the related Restricted Shares are forfeited.

5.5
EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, provided, however, that in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

5.6
MODIFICATION OR ASSUMPTION OF OPTIONS. The Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option (except that the Committee has the authority to amend any outstanding Option without the Optionee’s consent if the Committee deems it necessary or advisable to comply with Code Section 409A). In addition, to the extent the Committee’s modification of the purchase price or the exercise price of any outstanding Award effects a repricing, shareholder approval shall be required before the repricing is effective.

ARTICLE 6.
PAYMENT FOR OPTION SHARES.

6.1
GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a)
In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b)	In the case of an NQO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2
SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such action could cause the Company to recognize additional compensation expense with respect to the Option for financial reporting purposes under GAAP accounting at the time of such proposed surrender.

6.3
EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4    [RESERVED]

6.5    [RESERVED]

6.6    OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.
CLAWBACK.

Notwithstanding any other provisions in this Plan to the contrary, any Award received by a Subject Participant, and/or any Common Share issued upon exercise of any Award received by a Subject Participant hereunder, and/or any amount received with respect to any sale of any such Award or Common Share, will be subject to potential cancellation, recoupment, rescission, payback or other action to the extent required pursuant to applicable law, government regulation or national securities exchange listing requirement (or any clawback policy adopted by the Company pursuant to any such law, government regulation or national securities exchange listing requirement). Each Subject Participant agrees and consents to the Company’s application, implementation and enforcement of any policy established by the Company that may apply to the Subject Participant and any provision of applicable law, government regulation or national securities exchange listing requirement relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such policy (as applicable to the Subject Participant) or applicable law, government regulation or national securities exchange listing requirement without further consent or action being required by the Subject Participant.

ARTICLE 8.
RESTRICTED SHARES.

8.1
TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares. Restricted Shares may also be awarded in combination with NQOs, and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NQOs are exercised. The maximum aggregate number of Common Shares that may be granted in the form of Restricted Shares in any one calendar year to any one Participant is 45,000, except a new Employee may receive a grant of up to 75,000 Restricted Shares in the fiscal year of the Company in which his or her service with the Company begins.

8.2
PAYMENT OF AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash, cash equivalents or any other form of legal consideration acceptable to the Company, including but not limited to future services, an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company’s treasury, no cash consideration shall be required of the Award recipients.

8.3
VESTING CONDITIONS. Each Award of Restricted Shares shall be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. Notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company. Solely with respect to Awards granted in 2018 or later, and notwithstanding any other provision of the Plan to the contrary, the Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event of the Participant’s death or disability.

8.4
VOTING AND DIVIDEND RIGHTS. Unless otherwise provided in the Stock Award Agreement, the holder of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. Without limitation, a Stock Award Agreement may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares (in which case such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid), or may defer payment of any dividends until vesting of the Award.

8.5	SECTION 162(M) PERFORMANCE RESTRICTIONS

(a)
In General. For purposes of qualifying grants of Restricted Shares as “performance-based compensation” under Code Section 162(m), the Committee, in its discretion, may make Restricted Shares subject to vesting based on the achievement of performance goals, in which case the Committee will specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the performance goals applicable to such Awards within 90 days after the commencement of the period to which the performance goals relate, or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the performance goals applicable to the Award were satisfied. In no case may the Committee increase the value of an Award granted under this Section 8.5 above the maximum value determined under the performance formula by the attainment of the applicable performance goals, but the Committee retains the discretion to reduce the value below such maximum.

(b)
Performance Goals. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general performance measures applicable to Awards, the performance goals upon which the payment or vesting of an Award that is intended to qualify as performance based compensation are limited to the following Performance Measures:

(1)	operating income or operating profit (including but not limited to operating income and any affiliated growth measure);

(2)	net earnings or net income (before or after taxes, including but not limited to deferred taxes, and any affiliated growth measure);

(3)	basic or diluted earnings per share (before or after taxes, including but not limited to deferred taxes, and any affiliated growth measure);

(4)	revenues (including but not limited to revenue, gross revenue, net revenue, and any affiliated growth measure);

(5)	gross profit or gross profit growth;

(6)	return on assets, capital, invested capital, equity or sales;

(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(8)	earnings before or after taxes, interest, depreciation and/or amortization (including but not limited to changes in this measure);

(9)	improvements or changes in capital structure (including but not limited to debt balances or debt issuance);

(10)	budget management;

(11)	productivity targets;

(12)	economic value added or other value added measurements;

(13)	share price (including, but not limited to, growth measures and total shareholder return);

(14)	expense targets;

(15)	margins (including but not limited to gross or operating margins);

(16)	efficiency measurements (including but not limited to availability measurements, call wait times, call, meeting, shipping or other volume measurements, turnaround times and error rates);

(17)	working capital targets (including but not limited to items reported on the Company’s balance sheet and time-based or similar measures such as days inventory, days receivable and days payable);

(18)	equity or market value measures;

(19)	enterprise or adjusted market value measures;

(20)	safety record;

(21)	completion of business acquisition, divestment or expansion;

(22)	book value or changes in book value (including but not limited to tangible book value and net asset measures);

(23)	assets or changes in assets;

(24)	cash position or changes in cash position;

(25)	employee retention or recruiting measures;

(26)	milestones related to filings with government entities or related approvals (including but not limited to filings with the Securities and Exchange Commission which may require stockholder approval);

(27)	changes in location or the opening or closing of facilities;

(28)	contract or other development of relationship with identified suppliers, distributors or other business partners; and

(29)
new product development (including but not limited to third-party collaborations or contracts, and with milestones that may include but are not limited to contract execution, proof of concept, regulatory approval, product launch and targets such as unit volume and revenue following product launch).

Any performance measures may be used to measure the performance of the Company as a whole and/or any one or more business segments, regional operations, products and/or Affiliates of the Company or any combination thereof, as the Committee may deem appropriate, and any performance measures may be used in comparison to the performance of a group of peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. The Committee also has the authority to provide in an Award for accelerated vesting of an Award based on the achievement of performance goals.
The Committee may provide in any Award that any evaluation of attainment of a performance goal may include or exclude any of the following events that occurs during the relevant period: (a) asset write downs; (b) litigation judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or regulations affecting reported results; (d) any reorganization and/or restructuring transactions or programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable year; and (f) acquisitions or divestitures and associated costs; (g) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (h) foreign currency gains and losses; and (i) a change in the Company’s fiscal year.
In the event that applicable tax and/or securities laws change to permit discretion by the Committee to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that do not qualify as performance based compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code. Effective with respect to Awards granted in 2018 or later, the Committee may select performance goals other than the performance goals listed in 8.5(b) without regard to whether stockholders have approved such performance goals.

8.6	MINIMUM VESTING REQUIREMENT. The minimum period for Restricted Shares granted under the Plan to vest shall be one year.

ARTICLE 9.
PROTECTION AGAINST DILUTION.

9.1
ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options and Restricted Shares available for future Awards under Article 3, (b) the limitations set forth in Section 5.2 and Section 8.1, (c) the number of Common Shares covered by each outstanding Option or (d) the Exercise Price under each outstanding Option. Except as provided in this Article 9, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2	DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3
REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options and Restricted Shares shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

ARTICLE 10.
AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 11.
LIMITATION ON RIGHTS.

11.1
RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and bylaws and a written employment agreement (if any).

11.2
STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3
REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 12.
WITHHOLDING TAXES; Parachute payments.

12.1
GENERAL. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

12.2
SECTION 280G. To the extent that any of the payments and benefits provided for under the Plan or any other agreement or arrangement between the Company or its Affiliates and a Participant (collectively, the “Payments”) (i) constitute a “parachute payment” within the meaning of Code Section 280G and (ii) but for this paragraph would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code (determined in accordance with the reduction of payments and benefits paragraph set forth below); whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the participant’s receipt on an after-tax basis, of the greatest amount of benefits under this Plan, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Any determination required under this provision will be made by accountants chosen by the Company, whose determination shall be conclusive and binding upon the participant and the Company for all purposes. Except to the extent, if any, otherwise agreed in writing between a participant and the Company, reduction of payments and benefits hereunder, if applicable, will be made by reducing, first, payments or benefits to be paid in cash in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in-kind hereunder in a similar order; provided, however, that any reduction or elimination of accelerated vesting of any equity award will first be accomplished by reducing or eliminating the vesting of such awards that are valued in full for purposes of Section 280G of the Code, then the reduction or elimination of vesting of other equity awards.

ARTICLE 13.
FUTURE OF THE PLAN.

13.1
TERM OF THE PLAN. The Plan was initially effective on March 14, 1997. The Board may, at any time and for any reason, amend, suspend or terminate the Plan (subject to the approval of the Company’s stockholders only to the extent required by applicable law, regulations or rules). The Committee may issue ISOs under the Plan until the tenth anniversary of the date of its most recent amendment or restatement. The Committee may issue any Award other than ISOs at any time prior to the date, if any, that the Board suspends or terminates the Plan. No Award may be granted pursuant to the Plan after such date, but Awards granted before such date may extend beyond that date.

13.2
PERFORMANCE AWARDS. Unless the Company determines to submit the Plan to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Code Section 162(m), and unless such stockholder approval is obtained, then no further Awards made under Section 8.5 will qualify as performance-based compensation for purposes of Code Section 162(m).

ARTICLE 14.
DEFINITIONS.

14.1	Affiliate means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.2	Award means any award of an Option or a Restricted Share under the Plan.

14.3	Board means the Company's Board of Directors, as constituted from time to time.

14.4	Change in Control shall mean:
(a) The consummation of a merger or consolidation of the Company with or into another entity of any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation, or other reorganization;
(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
(c) A majority of the members of the Board are replaced during any eighteen month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d) Solely with respect to Awards granted in 2018 or later, any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.

14.5	Code means the Internal Revenue Code of 1986, as amended.

14.6	Committee means a committee of the Board, as described in Article 2.

14.7
Common Share means, as may be applicable, one share of Traditional Common Stock, par value $0.01 per share, of the Company to the extent any remains outstanding at the time of determination, or one share of Public Common Stock, par value $0.01 per share, of the Company, to the extent any remains outstanding at the time of determination.

14.8	Company means Heska Corporation, a Delaware corporation.

14.9
Consultant means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.10	Employee means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.11	Exchange Act means the Securities Exchange Act of 1934, as amended.

14.12	Exercise Price means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

14.13
Fair Market Value means, for so long as the Common Stock is listed on any established stock exchange or a national market system, the value of the Common Stock as determined by reference to the most recent reported sale price of a share of Common Stock (or if no sales were reported, the most recent closing price) as quoted on such exchange or system at the time of determination. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

14.14	ISO means an incentive stock option described in section 422(b) of the Code.

14.15	NQO means a stock option not described in sections 422 or 423 of the Code.

14.16	Option means an ISO or NQO granted under the Plan and entitling the holder to purchase Common Shares.

14.17	Optionee means an individual or estate who holds an Option.

14.18	Outside Director shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

14.19
Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.20	Participant means an individual or estate who holds an Award.

14.21	Plan means this Heska Corporation 1997 Stock Incentive Plan, as amended from time to time.

14.22
Previously Issued Awards means Restricted Shares which were not subject to further vesting conditions, Common Shares issued pursuant to the exercise of ISOs, Common Shares issued pursuant to the exercise of NQOs, Restricted Shares subject to further vesting conditions, outstanding ISOs and outstanding NQOs.

14.23	Restricted Share means a Common Share awarded under the Plan.

14.24	Stock Award Agreement means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.25	Stock Option Agreement means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.26
Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.27	Subject Participant means a Participant who is designated by the Board as an “executive officer” under the Exchange Act.

14.28	Unexercised/Unvested Awards means Restricted Shares subject to further vesting conditions, as well as outstanding ISOs and outstanding NQOs.

ARTICLE 15.
EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

HESKA CORPORATION

By:	/s/ Jason A. Napolitano
Chief Operating Officer, Chief
Strategist and Secretary